UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2014

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Alpine Credit Facility

On July 23, 2014, Sierra Income Corporation’s (“Sierra”) newly-formed, wholly-owned, special purpose financing subsidiary, Alpine Funding LLC (“Alpine”), entered into a revolving credit facility (the “Alpine Credit Facility”) pursuant to a Loan Agreement with JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent and lender, the Financing Providers from time to time party thereto, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto (the “Loan Agreement”). Alpine’s obligations to JPMorgan under the Alpine Credit Facility are secured by a first priority security interest in substantially all of the assets of Alpine, including its portfolio of loans. The obligations of Alpine under the Alpine Credit Facility are non-recourse to Sierra.

The Alpine Credit Facility provides for borrowings in an aggregate principal amount up to $150,000,000 on a committed basis. Borrowings under the Alpine Credit Facility are subject to compliance with a net asset value coverage ratio with respect to the current value of Alpine’s portfolio and various eligibility criteria must be satisfied with respect to the initial acquisition of each loan in Alpine’s portfolio. Any amounts borrowed under the Alpine Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on January 23, 2019.

Pricing under the Alpine Credit Facility for each one month calculation period is based on the London Interbank Offered Rate (“LIBOR”) for an interest period of one month, plus a spread of 3.25% per annum. If LIBOR is unavailable, pricing will be determined at the prime rate offered by JPMorgan or the federal funds effective rate, plus a spread of 3.25% per annum. Interest is payable monthly in arrears. Beginning February 22, 2015, Alpine will be required to pay a non-usage fee equal to .50% on the average daily unused amount of the financing commitments to the extent the aggregate principal amount available under the Alpine Credit Facility has not been borrowed. Alpine also paid a set-up fee and incurred certain other customary costs and expenses in connection with obtaining the Alpine Credit Facility.

The Alpine Credit Facility and the related documents require Sierra and Alpine to, among other things (i) make representations and warranties regarding the loans sold or contributed to Alpine by Sierra and the other collateral, as well as Sierra’s and Alpine’s business and operations, (ii) agree to certain indemnification obligations, and (iii) agree to comply with various affirmative and negative covenants. The documents for the Alpine Credit Agreement also include default provisions, such as the failure to make timely payments under the Loan Agreement, the occurrence of a change in control of Alpine, and the failure by Sierra or Alpine to perform certain obligations under the documents for the Alpine Credit Facility, which, if not complied with, could accelerate repayment under the Loan Agreement.

Borrowings of Alpine will be considered borrowings of Sierra for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940 Act, as amended, applicable to business development companies.

Pursuant to a Sale and Contribution Agreement entered into between Sierra and Alpine (the “Sale Agreement”) in connection with the Alpine Credit Facility, Sierra may sell loans or contribute cash or loans to Alpine from time to time and will retain a residual interest in any assets contributed through its ownership of Alpine or will receive fair market value for any assets sold to Alpine. In certain circumstances Sierra may be required to repurchase certain loans sold to Alpine. In addition to the acquisition of loans pursuant to the Sale Agreement, Alpine may purchase additional assets from various sources. Alpine has appointed SIC Advisors LLC (“SIC”) to manage its portfolio of assets pursuant to the terms of a Portfolio Management Agreement between SIC and Alpine.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement attached hereto as Exhibit 10.2.

The foregoing description of the Portfolio Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Portfolio Management Agreement attached hereto as Exhibit 10.3.

Amendment to Total Return Swap

On July 23, 2014, Sierra, through Arbor Funding LLC (“Arbor”), its wholly-owned financing subsidiary, entered into the Second Amended and Restated Confirmation Letter Agreement (the “Second Amended Confirmation Agreement”) with Citibank, N.A. (“Citi”), initially entered into on August 27, 2013, and first amended and restated on March 21, 2014, relating to a total return swap, or TRS, for senior secured floating rate loans. The TRS with Citi enables Sierra, through Arbor, to obtain the economic benefit of the loans subject to the TRS, despite the fact that such loans will not be directly held or otherwise owned by Sierra or Arbor, in return for an interest-type payment to Citi. The Second Amended Confirmation Agreement increases the maximum market value (determined at the time each such loan becomes subject to the TRS) of the portfolio of loans that Arbor may select from $200,000,000 to $350,000,000. Other than the foregoing, the Second Amended Confirmation Agreement did not change any of the other terms of the TRS.

The terms of the TRS are governed by an ISDA 2002 Master Agreement, the Schedule thereto and Credit Support Annex to such Schedule, and the Second Amended Confirmation Agreement exchanged thereunder, between Arbor and Citi, which collectively establish the TRS.

The foregoing descriptions of the TRS, the ISDA 2002 Master Agreement, the initial Confirmation Letter Agreement and the First Amended and Restated Confirmation Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the ISDA 2002 Master Agreement, filed as exhibit 10.1 to Sierra’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 3, 2013, the initial Confirmation Letter Agreement, filed as exhibit 10.2 to Sierra’s Current Report on Form 8-K filed with the SEC on September 3, 2013, the First Amended and Restated Confirmation Letter Agreement filed as exhibit 10.1 to Sierra’s Current Report on Form 8-K filed with the SEC on March 27, 2014, and the Second Amended Confirmation Agreement attached as exhibit 10.4 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of July 23, 2014, by and among Alpine Funding LLC, as company, JPMorgan Chase Bank, National Association, as administrative agent, the Financing Providers from time to time party thereto, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto.

10.2	Sale and Contribution Agreement, dated as of July 23, 2014, by and between Sierra Income Corporation, as seller, and Alpine Funding LLC, as purchaser.

10.3	Portfolio Management Agreement, dated as of July 23, 2014, by and between Alpine Funding LLC, as borrower and SIC Advisors LLC, as portfolio manager.

10.4	Second Amended and Restated Confirmation Letter Agreement, dated as of July 23, 2014, by and between Arbor Funding LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sierra Income Corporation

Date: July 23, 2014	By:	/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr. Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of July 23, 2014, by and among Alpine Funding LLC, as company, JPMorgan Chase Bank, National Association, as administrative agent, the Financing Providers from time to time party thereto, SIC Advisors LLC, as the portfolio manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto.

10.2	Sale and Contribution Agreement, dated as of July 23, 2014, by and between Sierra Income Corporation, as seller, and Alpine Funding LLC, as purchaser.

10.3	Portfolio Management Agreement, dated as of July 23, 2014, by and between Alpine Funding LLC, as borrower and SIC Advisors LLC, as portfolio manager.

10.4	Second Amended and Restated Confirmation Letter Agreement, dated as of July 23, 2014, by and between Arbor Funding LLC and Citibank, N.A.